POWER OF ATTORNEY AND CERTIFICATION

KNOW ALL BY THESE PRESENTS, THAT the undersigned hereby constitutes and appoints Timothy Beastrom, Chief Legal Officer, and Aoife Rockett, Company Secretary of James Hardie Industries plc (the "Company"), each acting singly, as the undersigned's true and lawful attorney-in-fact, with full power of substitution and delegation, to:

(1) EDGAR Next Enrollment and Management:

a. prepare, sign and submit, for and on behalf of the undersigned, to the United States Securities and Exchange Commission (the "SEC") a Form ID application, and any amendments thereto (including, as applicable, as attachments a copy of the Form ID application which has been executed by the undersigned's attorney-in-fact and notarized (also known as the "authentication document") and a copy of this Power of Attorney) and any other documents necessary or appropriate to enable the undersigned to obtain a Central Index Key ("CIK"), CIK Confirmation Code, and a passphrase (the foregoing collectively referred to as "EDGAR access codes") and enroll in the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and conform with certain technical changes to EDGAR adopted by the SEC (collectively referred to as "EDGAR Next");

b. manage and maintain EDGAR Next account credentials, including Login.gov individual account credentials, as necessary, and multifactor authentication;

c. request, generate, update, and/or receive notification of the undersigned's CIK, EDGAR access codes and any other codes or passwords enabling the undersigned to make EDGAR filings;

d. serve as an account administrator to manage the undersigned's EDGAR account;

e. designate and/or delegate authorized individuals at the Company and/or third party filing agents to assist in managing the undersigned's EDGAR account;

(2) Filing and Submission Authority

a. prepare, sign and submit filings on EDGAR and through EDGAR Next, including but not limited to registration statements, periodic reports, beneficial ownership and related transactions reports, Section 16(a) reports, and other documents required by the SEC;

b. make any necessary amendments or corrections to filings submitted on EDGAR through EDGAR Next;

(3) Communication with the SEC

   a. Communicate with the SEC regarding any matters related to EDGAR filings and account management;

   b. Receive and respond to SEC notices, requests, and inquiries; and

(4) General Authority

   a. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the foregoing; and

   b. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in- fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, delegation or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned agrees that such attorney-in-fact named herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of completing, delivering or filing any of the forms or documents provided herein and agrees to reimburse the attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect indefinitely, as required, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

[*Signature page follows*]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as this 5th day of February, 2026.

Jonathan Skelly

STATE/COUNTRY OF Ireland

COUNTY OF Dublin

On this 5 day of February, 2026, before me, COLIN BYRNE, a notary public in and for said state/country, personally appeared Jonathan Skelly, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My Commission Expires: N/A.

Colin Byrne
Notary Public
Dublin, Ireland
Commissioned For Life

Colin Byrne
Notary Public
Dublin